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Consent of Independent Auditors


We   consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1996 accompanying the financial statements of The Manufacturers Life Insurance Company of America and to the use of our report dated February 2, 1996 accompanying the financial statements of Separate Account Three of The Manufacturers Life Insurance Company of America, in post-effective amendment No. 9 to the Registration Statement No. 33-52310 on Form S-6 and related prospectus of Separate Account Three of The Manufacturers Life Insurance Company of America.

                               Ernst & Young LLP

                               ERNST & YOUNG LLP


Philadelphia, Pennsylvania
December 23, 1996